Exhibit 99.1

GCP Applied Technologies Announces Closing of Refinancing Transactions

CAMBRIDGE, MA – April 10, 2018 – GCP Applied Technologies Inc. (NYSE: GCP) (“GCP”) announced today the closing of its previously announced refinancing transactions, including the following:

Senior Notes Offering

On April 10, 2018, GCP closed its previously announced private offering (the “offering”) of $350 million aggregate principal amount of 5.500% Senior Notes due 2026 (the “Notes”) issued pursuant to an Indenture, dated as of April 10, 2018, by and among GCP, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

Credit Agreement Amendment

GCP also announced today that it has entered into an amendment to its Credit Agreement to, among other things, (i) increase the aggregate principal amount of revolving commitments available thereunder to $350 million, (ii) extend the maturity date of the revolving credit facility thereunder to 2023, and (iii) make certain other changes to the covenants and other provisions therein.

Redemption of Existing Notes

GCP also announced today that, using net proceeds from the offering, together with borrowings under its Credit Agreement and cash on hand, it redeemed all $525 million outstanding aggregate principal amount of its 9.500% Senior Notes due 2023 (the “2023 Notes”) in accordance with the terms of the indenture governing such 2023 Notes.

The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and, unless so registered, the Notes may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This news release is not an offer to purchase, nor a solicitation of an offer to sell, any securities, and shall not constitute a notice of redemption with respect to any outstanding notes of GCP.

About GCP Applied Technologies Inc.

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding indebtedness and liquidity, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off/separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on our projections and forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Media Relations

Paul Keeffe

+1 617.498.4461

mediainfo@gcpat.com

Investor Relations

Joe DeCristofaro

+1 617.498.2616

investors@gcpat.com